Exhibit 99.1
FOR IMMEDIATE RELEASE:

GWG Holdings, Inc. Announces New Chief Financial Officer and Executive Appointments

Minneapolis, MN (June 5, 2014) – GWG Holdings, Inc. (“GWG” or the “Company”), a leader in the emerging secondary life insurance market, announced today the appointment of William Acheson as its new Chief Financial Officer.  Acheson brings over 25 years of sophisticated financial services expertise and executive experience to the GWG team.  As part of Acheson’s appointment, the Company's long-time Chief Financial Officer, Jon Gangelhoff, will move to the position of Chief Operating Officer.  In addition, Paul Siegert will move from Chairman and President to Executive Chairman, and Steve Sabes will become the new President of GWG.

“I am excited to join the unique financial team at GWG which now includes the significant recent additions of MJ Larson as Executive Creative Director and Mr. Tony Neves as Regional Director,” said Mr. Acheson. “In addition to overseeing the financial function at the Company, I look forward to joining Mr. Sabes, GWG’s Chief Executive Officer, in working to expand the Company’s visibility in the investor marketplace and evaluate, structure and assimilate new opportunities in this rapidly growing industry that can drive shareholder value.  I am thrilled to play a part in GWG’s dedication to strategic growth and its commitment to bring value-added solutions to a rapidly aging demographic that also creates non-correlated investment opportunities.”

“Bill’s financial expertise and executive experience makes him an ideal fit at GWG,” stated Jon Sabes, Chief Executive Officer of GWG.  “We are fortunate to have found such a uniquely qualified individual to serve as our Chief Financial Officer.  In addition, our operational goals and will be well served with additional changes in our executive leadership – as Jon Gangelhoff will now lead operational execution of the opportunity before us – and Steve Sabes has excellent vision on where our business is heading.”

“I am honored to have served the Company as Chief Financial Officer for many years and excited to continue to serve in my new role,” said Mr. Gangelhoff. “GWG’s strategic activities offer many opportunities and challenges and I hope my years of experience will benefit the execution of its exciting business plan. I look forward to collaborating with Bill as he takes on the Chief Financial Officer role to help ensure a smooth transition for the Company.”

About William Acheson: Mr. Acheson has extensive experience applying advanced financial concepts to originate, fund, manage and distribute financial services products.  Mr. Acheson has executive level financial services experience in the United States, Canada and in twelve countries throughout the United Kingdom, Europe and Latin America. Mr. Acheson has held several senior level positions within the residential mortgage industry encompassing executive leadership, strategic planning, finance, risk management, capital markets, structured finance and operations.  His previous titles include President, Chief Financial Officer, Managing Director of Capital Markets, and Business Risk Officer.

In his career, Mr. Acheson has managed the interest rate, spread, credit and funding risk for multi-billion dollar balance sheets and has priced, structured and traded many types of Mortgage Backed Securities (MBS) and Asset Backed Securities (ABS).  Mr. Acheson is an expert in pricing financial assets and utilizing cash flow structuring, derivatives, credit enhancement and other techniques to match investor demand with company funding needs.  Mr. Acheson also has experience designing and implementing risk measurement and management frameworks including value at risk (VAR) and the use of portfolio stress testing to allocate economic or risk-adjusted capital to business lines and asset classes.

Prior to joining the company, Mr. Acheson served as Chief Financial Officer and Senior Vice President of Strategic Development for The Homeownership Preservation Foundation (a residential real estate foreclosure prevention organization seeded by GMAC) from 2009-2013.   Prior to that position, Mr. Acheson served as Managing Director of Global Structured Finance and Investments at Merrill Lynch in London, England from 2007-2008.  From 1991 to 2007, Mr. Acheson spent his career at GMAC-RESCAP where he served as Managing Director for a number of business units, concluding his career as Chief Financial Officer for the United Kingdom division (2005 to 2007).

Mr. Acheson earned a Bachelors of Science degree in accounting from the College of St. Thomas in St. Paul, Minnesota and earned his Certified Public Accountant certificate in 1991 while working for Ernst & Young in Minneapolis, MN.

About GWG Holdings, Inc. (“GWG”):  GWG and its subsidiaries are engaged in the life insurance secondary market. GWG, through its subsidiaries, provides a suite of solutions to the rapidly aging demographic of seniors who own life insurance via the secondary market.  The life insurance secondary market provides consumers with options who no longer need, want, or can afford their life insurance.  The secondary market often provides significantly more value over the cash surrender value offered by insurance carriers.  GWG’s strategy is to provide consumers the inherent value in their life insurance while at the same time financing a large, actuarially diverse portfolio of life insurance policies. For more information about GWG, email: info@gwglife.com, or visit www.gwglife.com.

Contact

GWG Holdings, Inc.
Legal: Beau Mayfield
Tel: 877.494.2388
Email: bmayfield@gwglife.com

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